Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Salem Media Group, Inc. on Form S-3 of our report dated March 4, 2021 on the 2020 consolidated financial statements of Salem Media Group, Inc. appearing in the Annual Report on Form 10-K of Salem Media Group, Inc. for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Los Angeles, California
October 3, 2022